                                                                     Exhibit 4.8
                              HINES NURSERIES, INC.

                           10.25% SENIOR NOTE DUE 2011

CUSIP No. USU43310AA63
No. A-1                                                                       $0

         Hines Nurseries, Inc., a Delaware corporation (the "COMPANY," which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of ZERO DOLLARS (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on October 1, 2011, and to pay interest thereon as hereinafter set forth.

                  Interest Rate:  10.25%

                  Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on April 1, 2004.

                  Record Dates:  March 15 and September 15.

                  Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                              HINES NURSERIES, INC.



                                              By:
                                                   -----------------------------
                                                    Name:
                                                    Title:



Dated:  September 30, 2003

                      TRUSTEE CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes referred to in the within-mentioned Indenture.



                                        THE BANK OF NEW YORK, as Trustee


Dated:  September 30, 2003              By:
                                             -----------------------------------
                                              Authorized Signatory

                                (Reverse of Note)

                           10.25% Senior Note due 2011

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.14 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.14(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLE BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE

SECURITIES ACT, (III) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE UNDER THE INDENTURE GOVERNING THIS NOTE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH
(V), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN EACH OF CASES (II), (III) AND (V), SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                           10.25% SENIOR NOTE DUE 2011


                  1. INTEREST. Hines Nurseries, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 10.25% per annum and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on April 1 and October 1 of each year, or if such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"), commencing April 1, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay interest and Additional Interest, if any, on the Notes to the Persons who are the registered Holders at the close of business on the March 15 or September 15 next preceding the Interest Payment Date (each, a "RECORD DATE") even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments, except as provided in
Section 2.15 of the Indenture referred to below with respect to Defaulted Interest. The Company shall pay principal of, premium, if any, interest and Additional Interest, if any, on the Notes in U.S. Legal Tender at the office of the Company maintained within the City and State of New York for such purpose. At its option, the Company may make payment of interest and Additional Interest, if any, by check mailed to the Holders at the Holders' registered address; provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of, premium, if any, interest and Additional Interest, if any, on all Global Notes.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

                  4. INDENTURE. The Notes were issued under an Indenture, dated as of September 30, 2003 (the "INDENTURE"), among the Company, Hines Horticulture, Inc., the Subsidiary Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

                  5. REDEMPTION.

                  (a) OPTIONAL REDEMPTION ON OR AFTER OCTOBER 1, 2007. Except as set forth in CLAUSE (B) of this PARAGRAPH 5, the Company shall not have the right to redeem any Notes pursuant to this PARAGRAPH 5 prior to October 1, 2007. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time, on and after October 1, 2007, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 1 of the year set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date:

                  YEAR                                            PERCENTAGE
                  ----                                            ----------
                  2007........................................     105.125%
                  2008........................................     102.563%
                  2009 and thereafter.........................     100.000%

                  (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. Notwithstanding the provisions of CLAUSE (A) above, at any time on or prior to October 1, 2006, the Company may, at its option, on one or more occasions, use an amount equal to the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a Redemption Price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the Redemption Date. In order to effect the foregoing redemption with the net cash proceeds of any Public Equity Offering (a) at least 65% of the aggregate principal amount of the Notes issued under the Indenture on the Issue Date must remain outstanding immediately after such Redemption Date, and (b) the Redemption Date must occur within 90 days after the date of the related Public Equity Offering.

                  6. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee either (a) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (b) if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, PROVIDED that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000.

                  Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such Redemption Price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest and Additional Interest, if any, as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

                  7. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Dispositions and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

                  8. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

                  9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

                  10. UNCLAIMED MONEY. Subject to certain limitations set forth in the Indenture, the Trustee and the Paying Agent shall pay to the Company, upon written request from the Company any money deposited with the Trustee or Paying Agent in trust for the payment of principal of, premium, if any, interest and Additional Interest, if any, on the Notes that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of, premium, if any, interest and Additional Interest, if any, on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

                  12. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company's, the Parent's or a Subsidiary Guarantor's obligations in respect of the Notes in case of a merger or consolidation, or sale of all or substantially all of the assets of such Person in accordance with the Indenture, add Subsidiary Guarantees, add to the covenants of the Parents, the Company or the Restricted Subsidiaries of the Parent for the benefit of the Holders, surrender any right or power conferred upon the Parent, the Company or a Restricted Subsidiary of the Parent or comply with the TIA.

                  13. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

                  14. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

                  15. TRUSTEE DEALINGS WITH COMPANY. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Parent, the Company, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor will have any liability for any obligations of the Parent, the Company or any Subsidiary Guarantor under the Notes, the Parent Guarantee, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  17. GUARANTEES. Payment of principal, premium, if any, and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by the Parent and each of the Subsidiary Guarantors.

                  18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Company, the Parent, the Subsidiary Guarantors and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                  19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

                  20. GOVERNING LAW. The laws of the State of New York shall govern this Note, the Parent Guarantees, the Subsidiary Guarantees and the Indenture, without regard to principles of conflict of laws.

                  21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to:
Hines Horticulture, Inc., 12621 Jeffrey Road, Irvine, CA 92620, Attn: Claudia Pieropan, Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to ___________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________

to transfer this Note on the books of the Company. The agent may substitute another to act for it.

Date:  _____________________________

                                            Your Signature:_____________________
                                            (Sign exactly as your name appears
                                             on the face of this Note)
Signature Guarantee*

______________________________________________________________________


*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the box below:

               Section 4.15 [ ]             Section 4.16 [ ]

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $___________

Date:                                     Your Signature:
     ---------------------------                         --------------------
                                 (Sign exactly as your name appears on the Note)

                             Social Security or Tax Identification No.:_________
Signature Guarantee*

------------------------------------------------------------------------

*NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or
(iv) such other guarantee program acceptable to the Trustee.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

                                                Amount of
                           Amount of           Increase in                                   Signature of
                          Decrease in           Principal        Principal Amount of          Authorized
                        Principal Amount        Amount of          This Global Note           Signatory
                        of this Global         this Global          Following Such                of
 Date of Exchange             Note                 Note          Decrease or Increase          Trustee
 ----------------             ----                 ----          --------------------          -------

